                                                        Exhibit 99.1
NEUROLOGIX



Company Contacts:                       Investor Relations Contacts:
Neurologix, Inc.                        Lippert/Heilshorn & Associates, Inc.
Mark Hoffman                            Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451                          John Quirk (jquirk@lhai.com)
www.neurologix.net                      (212) 838-3777
------------------


                        NEUROLOGIX COMPLETES MERGER WITH
                           CHANGE TECHNOLOGY PARTNERS


FORT LEE, N.J. (February 11, 2004) - Neurologix, Inc., a developer of proprietary gene therapies for treating central nervous system disorders, today announced that the company has completed its reverse merger with a wholly-owned subsidiary of Change Technology Partners, Inc. ("CTP") (OTCBB: CTPI). At a special meeting held on February 9, 2004, CTP shareholders agreed to the previously announced merger of the two companies. As a result of the transaction, CTP has changed its name to Neurologix, Inc. and has asked the OTC Bulletin Board to provide the Company with a new ticker symbol

"We are delighted to have completed the merger with Change Technology Partners, and look forward to the many benefits afforded our company as a publicly traded entity. This merger gives us additional financial resources that will greatly enhance our ability to conduct our sponsored Phase I human clinical trial of gene therapy for the treatment of Parkinson's disease," commented Martin J. Kaplitt, M.D., president of Neurologix.

As a result of the merger, CTP's shareholders prior to the merger own approximately 32% of the outstanding shares of common stock of the post-merger company. Dr. Martin Kaplitt will serve as Neurologix's President and Mark Hoffman will serve as its Secretary and Treasurer. Austin M. Long, III and Craig J. Nickels will stay on as members of Neurologix's Board of Directors, together with three new directors - - - Martin Kaplitt, Mark Hoffman and Clark Johnson.

About Neurologix, Inc.
Neurologix, Inc. (the "Company") is a development stage company, involved in developing treatments for disorders of the brain and central nervous system using gene therapy and other alternative therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX", is currently being tested in a Phase I human clinical trial, sponsored by the Company, to treat Parkinson's disease.

Neurologix Completes Merger with Change Technology Partners, Inc.
Page 2


                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

This News Release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company's acquisition plans. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. The Company is a development stage company and there is no assurance that its NLX technology will prove safe or effective in treating disorders of the brain and central nervous system or that it will ever become profitable. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements.

                                   #   #   #






                                  Page 2 of 2